Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-211336) and Form S-8 (Nos. 333-184580, 333-182863, 333-143889, 333-136196, 333-136195, 333-60758, 333-60477, 333-157447, 333-162710, 333-162711 and 333-207746) of Quest Diagnostics Incorporated of our report dated February 22, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

By	/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey
February 22, 2017